UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2012

METROPOLITAN HEALTH NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-32361	65-0635748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Yamato Road, Suite 510

                    Boca Raton, Florida 334317

(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 805-8500

Copies of all communications to:

Greenberg Traurig, P.A.

333 Avenue of the Americas

(333 S.E. 2nd Avenue)

Suite 4400

Miami, FL 33131

(305) 579-0500

Attn: David E. Wells

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 3, 2012, Metropolitan Health Networks, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Humana Inc., a Delaware corporation (“Parent”), and Miner Acquisition Subsidiary, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of the respective parties, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K.

At the time the Merger is effective, each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), other than shares of Common Stock owned by the Company, Parent or Merger Subsidiary or any of their respective subsidiaries, will be converted into the right to receive cash in an amount equal to $11.25, without interest and less any required withholding taxes.

Prior to the effective time of the Merger, each outstanding option to purchase shares of Common Stock will become fully vested and exercisable and will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the total number of shares of Common Stock subject to such option multiplied by (2) the excess, if any, of $11.25 over the exercise price per share of such option, without interest and less any required withholding taxes. Immediately prior to the effective time of the Merger, each restricted share of Common Stock will become fully vested and will be converted into the right to receive $11.25 in cash, without interest and less any required withholding taxes.

The Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including covenants providing for each of the parties to use commercially reasonable efforts to cause the transactions to be consummated. The Merger Agreement also contains covenants requiring the Company to call and hold a shareholder meeting and recommend adoption and approval of the Merger Agreement and the approval of the Merger, subject to applicable fiduciary duties. The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote are required to approve the Merger.

The Merger Agreement also requires the Company to, among other things, conduct its business in all material respects in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger.

The consummation of the Merger is subject to certain conditions, including: the approval of the Merger Agreement by the Company’s shareholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any injunction or other prohibition on the consummation of the Merger. The consummation of the Merger is not subject to a financing condition.

Under the Merger Agreement, the Company is subject to a customary “no-shop” restriction on its ability to solicit inquiries, offers or proposals relating to an Acquisition Proposal or to provide information to or engage in discussions or negotiations or otherwise cooperate with third parties regarding an Acquisition Proposal. The no-shop provision is subject to a customary “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written Acquisition Proposal if the Company’s board of directors (the “Company Board”) has determined, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal is or would reasonably be expected to result in a Superior Proposal, and not doing so would be reasonably likely to constitute a breach of its fiduciary duties.

The Merger Agreement contains certain termination rights for Parent and the Company. The Company has a right to terminate the Merger Agreement if it makes a Company Adverse Recommendation Change with respect to a Superior Proposal and enters into a definitive agreement for such Superior Proposal to the extent permitted by the Merger Agreement. Parent can terminate the Merger Agreement if the Company Board makes any Company Adverse Recommendation Change or if the Company enters into an Alternative Acquisition Agreement, approves or recommends any Acquisition Proposal or publicly announces its intention to do any of the foregoing, or if a tender or exchange offer is commenced by an unaffiliated third party and the Company fails to recommend rejection of such offer within ten business days. Both the Company and Parent also have the right to terminate the Merger Agreement if the Merger has not been consummated by April 30, 2013 or, in certain circumstances, May 10, 2013 (the “End Date”) (but the Company or Parent would lose this right if the failure to consummate the Merger by the End Date is wholly or partly due to its failure to fulfill in all material respects all of its obligations under the Merger Agreement).

The Merger Agreement provides for the Company’s payment to Parent of a $16 million termination fee and the reimbursement of certain of Parent’s and Merger Subsidiary’s out-of-pocket expenses not to exceed $5.333 million in circumstances where Parent has the right to terminate the Merger Agreement and (i) the Company makes a Company Adverse Recommendation Change, (ii) the Company enters into an Alternative Acquisition Agreement, (iii) the Company Board approves or recommends the Acquisition Proposal, (iv) the Company fails to make a statement recommending rejection of any unaffiliated third party tender offer or exchange offer constituting an Acquisition Proposal within ten business days, (v) the Company Board enters into a definitive agreement for a Superior Proposal or (vi) an Acquisition Proposal for 50.1 % of the Company’s consolidated assets, revenues or any class of its equity securities is publicly announced and not withdrawn prior to the Company Shareholder Meeting, the Company Shareholder Approval is not obtained at the Company Shareholder Meeting, the Merger Agreement is terminated by the Company or Parent, and the Company enters into an Alternative Acquisition Agreement within 12 months of the termination of the Merger Agreement and the transactions contemplated by such Alternative Acquisition Agreement are subsequently consummated. Generally, neither the Company nor Parent is entitled to a termination fee or an expense reimbursement in the event the Merger Agreement is terminated because the Merger is not consummated by the End Date, provided that, if the Merger Agreement is terminated under such circumstances, Parent is entitled to receive a termination fee and an expense reimbursement, subject to certain conditions, if the Company enters into an Alternative Acquisition Agreement within 12 months after the termination of the Merger Agreement and the transactions contemplated by such Alternative Acquisition Agreement are subsequently consummated.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed herewith as required by applicable SEC regulations and solely to inform investors of its terms. The Merger Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The holders of Common Stock and other investors are generally not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Subsidiary or any of their respective subsidiaries or affiliates.

Indemnification Agreements

Effective as of November 2, 2012, the Company entered into a customary indemnification agreement with each director (other than Michael M. Earley, who already is party to an indemnification agreement with the Company) serving on the Company Board (each, an “Indemnification Agreement” and, together, the “Indemnification Agreements”), pursuant to which the Company has agreed, among other things, to indemnify and hold harmless each director against certain liabilities, costs and expenses incurred by such director in connection with proceedings in which such director has been made, or is threatened to be made, a party in respect of such director’s service to the Company. Under the Indemnification Agreements, the Company has also agreed to indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of the Company’s executive officers or directors or in their capacity at other specified entities at which they may serve at the Company’s request. In addition, pursuant to the Indemnification Agreements, the Company has agreed to advance expenses to the applicable directors in advance of the final determination of any proceeding for which they may be entitled to indemnification. The indemnification and advancement provisions contained in the Indemnification Agreements are subject to certain customary conditions, and such provisions are in addition to, and do not otherwise limit, the directors’ respective rights to indemnification and advancement of expenses provided for under applicable state law, including the Florida Business Corporation Act, and the Company’s articles of incorporation and/or bylaws. The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached as Exhibit 10.1 to this Form 8-K and incorporated by reference in this Item 1.01.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to compensation (including incentive compensation) arrangements for the Chief Executive Officer, non-Chief Executive Officers and non-officer employees is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2012, upon the recommendation of the Company’s compensation committee, the Company Board amended the Company’s 2012 cash bonus plan for certain executive officers and key management employees to provide for the payment of cash incentive bonuses to each participant in the plan on the earlier of March 1, 2013 or the consummation of the Merger (the “Revised Plan”). The cash incentive awards payable to each of the Company’s named executive officers under the Revised Plan are set forth below.

Name	Award
Michael M. Earley, Chairman and Chief Executive Officer	$480,533
Jose A. Guethon, President and Chief Operating Officer	328,000
Gemma Rosello, President—Continucare Corporation	250,000
Robert J. Sabo, Chief Financial Officer	231,000
Roberto L. Palenzuela, General Counsel and Secretary	162,720

In determining the award amounts payable to the Company’s named executive officers under the Revised Plan, the Company Board generally considered each named executive officer’s progress towards achievement of his or her predetermined goals under the Company’s 2012 bonus plan and each named executive officer’s direct or indirect contributions to the Company’s efforts to explore and/or pursue strategic alternatives.

Item 7.01 Regulation FD Disclosure.

On November 5, 2012, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2012, among Metropolitan Health Networks, Inc., Humana Inc. and Miner Acquisition Subsidiary, Inc. (1)

10.1	Form of Indemnification Agreement

99.1	Joint Press Release of Metropolitan Health Networks, Inc. and Humana Inc., dated November 5, 2012

(1)	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Additional Information and Where to Find It

In connection with the pending transaction between the Company and Parent described in this Current Report on Form 8-K, the Company intends to file with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to the Company’s shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE MERGER, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Shareholders may obtain a free copy of the proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may also be obtained for free by accessing the Company’s website, www.metcare.com under “About Us—For Investors—SEC Filings” or from the Company by contacting the Company at Metropolitan Health Networks, Inc., Attention: Roberto L. Palenzuela, General Counsel and Secretary, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, telephone number (561) 805-8500.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the pending Merger. Information about the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s directors and executive officers in its definitive proxy statement on Schedule 14A, filed with the SEC on May 3, 2012 and in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2012, as amended on March 21, 2012. You can obtain free copies of these documents from the Company using the contact information above.

Safe Harbor Statement

Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “except”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include references to the Company’s announced transaction with Parent and Merger Subsidiary as well as statements about the Company’s and Parent’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document and you should consider all of such information in light of the various risks identified in this document and in the reports filed by the Company with the SEC, as well as other information that the Company will provide with respect to the pending Merger.

Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, (i) uncertainties as to the timing of the Merger; (ii) the Merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the Company will incur significant fees and expenses regardless of whether the Merger is consummated; (iii) if the Merger is not consummated under certain specified circumstances, the Company may be required to pay the Parent a termination fee of $16 million, plus up to $5.333 million in fees and expenses; (iv) the possibility that various closing conditions for the Merger may not be satisfied or waived, including the approval of the Merger by the Company’s shareholders and the prohibition, delay or refusal of a governmental authority to grant approval for the consummation of the Merger; (v) uncertainties as to the timing of the Merger; and (vi) other risks and uncertainties discussed in documents filed with the SEC by the Company, including the proxy statement and other relevant materials to be filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

Date: November 5, 2012	By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2012, among Metropolitan Health Networks, Inc., Humana Inc. and Miner Acquisition Subsidiary, Inc. (1)

10.1	Form of Indemnification Agreement

99.1	Joint Press Release of Metropolitan Health Networks, Inc. and Humana Inc., dated November 5, 2012

(1)	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.